Exhibit 10.3

OMNIBUS Amendment

This OMNIBUS AMENDMENT (this “Amendment”) is entered into as of August 3, 2018 by and between Attis Industries Inc. (formerly known as Meridian Waste Solutions, Inc.), a New York corporation (the “Company”) and the undersigned (the “Purchaser”). The Company and the Purchasers are also each hereinafter referred to individually as a “Party” and together as the “Parties”.

RECITALS

WHEREAS, the Company entered into that certain Securities Purchase Agreement dated November 29, 2017 whereby certain investors (which, if specified on the signature page of the Purchaser, included the Purchaser) purchased from the Company and the Company sold to such investors shares of the Company’s common stock and warrants to purchase shares of the Company’s common stock (the “November Agreement”);

WHEREAS, the Company entered into that certain Securities Purchase Agreement dated February 21, 2018, whereby certain investors (which, if specified on the signature page of the Purchaser, included the Purchaser) purchased from the Company and the Company sold to such investors shares of the Company’s Series F Convertible Preferred Stock and warrants to purchase shares of the Company’s common stock (the “February Agreement”, and together with the November Agreement, the “Original Agreements”);

WHEREAS, the Purchaser desires to amend the Original Agreements to which it was a party to remove certain restrictions on the Company’s ability to issue stock to provide the Company with greater flexibility, and the Company desires to accept such amendments; and

WHEREAS, concurrently herewith, the Company desires to enter into amendments in the form of this Amendment (the “Other Amendments”, and together with this Amendment, the “Amendments”) with certain other investors party to one or both of the Original Agreements (the “Other Purchasers”, and together with the Purchaser, the “Purchasers”), such that Company shall have obtained duly executed and delivered Amendments from Purchasers who collectively own a majority in interest of the orginal subscription amounts pursuant to each of the Original Agreements (the “Required Amendments”).

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms not defined herein shall have the meaning as set forth in the February Agreement.

2. Amendments. Effective as of the time the Required Amendments shall have been, severally, duly executed and delivered by the Company and each of the Purchasers (the “Amendment Time”:

(a) The definition of “Agreement” as defined in each Original Agreement, is hereby amended to include this Amendment. The definition of “Securities Purchase Agreement”, as defined by each other Transaction Document (as defined in the February Agreement) and each other Transaction Document (as defined in the November Agreement), is hereby amended to include this Amendment.

(b) Section 4.12 (Subsequent Equity Sales) of the November Agreement is hereby deleted in its entirety and replaced with the word “Reserved.”

(c) Section 4.13 (Subsequent Equity Sales) of the February Agreement is hereby deleted in its entirety and replaced with the word “Reserved.”

(d) The phrase “(and which must include the Required Holders)” in Section 5.5 of the February Agreement is hereby amended and restated as “(and which must include the Required Holders with respect to any amendment, modification or waiver of Sections 4.8, 4.10 or 4.12 or any other part of the February Agreement related to the Warrants and/or the Warrant Shares or the rights or remedies of any Purchaser hereunder or thereunder with respect to the Warrants and/or the Warrant Shares)”

3. ACKNOWLEDGEMENT; REAFFIRMATION OF OBLIGATIONS. The Company hereby confirms and agrees that following the Amendment Time, except as set forth in Section 2 above, each Original Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

4. Amendments. This Amendment may only be amended, modified or waived in a writing duly executed and delivered by the Company and the Purchaser.

5. Miscellaneous. The provisions of Section 5 of the February Agreement (other than Sections 5.1, 5.2. and 5.5) are hereby incorporated by reference herein, mutatis mutandis.

6. Counterparts. This Amendment may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

7. Independent Nature of Buyers' Obligations and Rights. The obligations of the Purchaser under this Amendment and the Other Purchasers under any Other Amendment are several and not joint with the obligations of any Other Purchaser, and the Purchaser shall not be responsible in any way for the performance of the obligations of any Other Purchaser under any Other Amendment. Nothing contained herein or in any Other Amendment, and no action taken by the Purchaser pursuant hereto or any Other Purchaser pursuant to thereto, shall be deemed to constitute the Purchaser and the Other Purchasers as, and the Company acknowledges that the Purchaser and the Other Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchaser and the Other Purchasers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by this Amendment or any Other Amendment and the Company acknowledges that the Purchaser and the Other Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement and any Other Amendment. The Company acknowledges and the Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. The Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any Other Purchaser to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, each of the undersigned hereby (a) executes this Agreement; (b) confirms its agreement with the provisions and covenants herein provided; and (c) agrees to be bound by this Agreement.

PURCHASER:

By:
Name:
Title:

Subscription Amount of November Agreement (if any):

Subscription Amount of February Agreement (if any):

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ATTIS INDUSTRIES INC.

By:
Name:	Jeffrey Cosman
Title:	Chief Executive Officer

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